UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2008
IdleAire Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51966	62-1829384

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

410 N. Cedar Bluff Road, Suite 200, Knoxville, TN 37923

(Address of principal executive offices)	(Zip Code)
(865) 437-3600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
     On April 24, 2008, IdleAire Technologies Corporation (the “Company”) entered into a Credit Agreement with certain lenders (the “Lenders”) some or all of whom are holders of the Company’s 13% Senior Secured Discount Notes due 2012 and Wells Fargo Bank, N.A. as the Administrative Agent and Collateral Agent (the “Credit Agreement”). Pursuant to the Credit Agreement, the Company may borrow under a revolving credit facility (the “Credit Facility”) the lesser of (i) $25 million, or (ii) approved disbursements less available cash at the time of each borrowing. All outstanding loans under the Credit Facility bear interest at 12% per annum, payable in kind monthly in arrears (with a cash pay option). The scheduled maturity date of all loans under the Credit Facility is May 2, 2008.
     Upon termination of the Lenders’ commitments (whether at maturity, upon the occurrence of an event of default or otherwise) under the Credit Facility, a commitment termination fee in an amount (such amount not to exceed $2 million) equal to the greater of (i) 10% of the aggregate principal amount of all outstanding loans under the Credit Facility at the time, and (ii) $1 million, will become payable. No commitment termination fee would be payable, however, in the event that the Company were to commence a case under Chapter 11 of the Bankruptcy Code (a “Chapter 11 Case”) and either (i) the Credit Facility were to convert into a debtor-in-possession credit facility at the written consent of the Lenders, or (ii) the Lenders holding at least 75% of the outstanding loans under the Credit Facility were to enter into a debtor-in-possession credit facility with the Company.
     On April 24, 2008, the Company also entered into a Security Agreement in favor of Wells Fargo Bank, N.A. in its capacity as the collateral agent for the Lenders (the “Security Agreement”). Under the Security Agreement, all amounts owed under the Credit Facility are secured by perfected security interest in, and lien on, substantially all of the personal property assets of the Company. The liens securing the 13% Senior Secured Discount Notes due 2012 are junior to the liens granted in favor of the Lenders under the Credit Facility.
     As of April 30, 2008, the Company has borrowed approximately $3.7 million under the Credit Facility, and the proceeds are being used for general corporate purposes of the Company to pay disbursements approved by the lenders. To satisfy one of the closing conditions of the Credit Facility, the Company has retained CRG Partners Group LLC, a turn-around management and restructuring consulting firm.
     The foregoing description of the Credit Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of such documents filed as exhibits to this Report and incorporated herein by this reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit

10.1	Credit Agreement by and among the Company as Borrower, the Lenders named therein and Wells Fargo Bank, N.A., as Administrative Agent and Collateral Agent, dated April 24, 2008
10.2	Security Agreement by the Company in favor of Wells Fargo Bank, N.A., dated April 24, 2008
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLEAIRE TECHNOLOGIES CORPORATION
Date: April 30, 2008	By:	/s/ Michael C. Crabtree
Michael C. Crabtree
President and Chief Executive Officer